UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 22, 2016

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on Friday, January 22, 2016.  For more information on the following proposals, refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 14, 2015, the relevant portions of which are incorporated herein by reference.  The matters voted on and the results of the votes are as follows:

1.	The following nominees for Director were elected. Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
Clayton M. Christensen	12,866,894	1,505	2,634,397
Michael Fung	12,867,184	1,215	2,634,397
Dennis G. Heiner	12,114,399	754,000	2,634,397
Donald J. McNamara	12,254,955	613,444	2,634,397
Joel C. Peterson	12,255,005	613,394	2,634,397
E. Kay Stepp	12,282,078	586,321	2,634,397
Robert A. Whitman	12,822,045	46,354	2,634,397

2.
The advisory vote for the approval of executive compensation as described and presented in the Compensation Discussion and Analysis of the Company’s Proxy Statement was approved with 12,833,984 votes in favor; 26,624 votes against; and 7,791 abstentions.  The number of broker non-votes was 2,634,397.

3.
The ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2016 was approved with 14,911,502 votes cast in favor; 5,515 votes against; and 585,779 abstentions.  There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	January 22, 2016	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer